                                 AGREEMENT OF MERGER


     THIS AGREEMENT OF MERGER (the "Agreement") is made and entered into September 30, 1998, by and among TeraGlobal Communications Corp., a Wyoming corporation ("TeraGlobal"); TeraGlobal's wholly owned subsidiary, TGC Acquisition, Inc., a California corporation ("TGC Acquisition"); Design Analysis Associates, Inc., a Utah corporation ("Design Analysis"); and William I. Fletcher and Kathy Fletcher, as Trustees of the William I. Fletcher Family Trust dated October 12, 1983, sole shareholder of Design Analysis (the "Shareholder"); with respect to the following facts:

     A. Design Analysis is engaged in the business of providing design, engineering and manufacturing services to the computer electronics industry (the "Business").

     B. TeraGlobal is engaged in the business of computer hardware and software development for multi-media communications and desires to acquire Design Analysis through a tax-free merger of Design Analysis into TGC Acquisition, its wholly-owned subsidiary, pursuant to Sections 354(a)(1), 361(a), 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

     C. The parties intend that this Agreement constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the Income Tax Regulations on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants contained herein, the parties hereto agree as follows:

1.   THE MERGER AND RELATED TRANSACTIONS

     1.1 THE MERGER. Subject to the terms and conditions of this Agreement, Design Analysis will merge with and into TGC Acquisition at the Effective Time (as defined below). TGC Acquisition shall be the corporation surviving the Merger (the "Surviving Corporation"). The terms of the Merger will be as set forth herein and in the Merger Agreement in the form attached hereto as EXHIBIT
1.1. (the "Merger Agreement").

     1.2 THE CLOSING. A Closing of the Merger and related transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway, Suite 2600, San Diego, California 92101, on or about September 30, 1998 or such earlier time and other place as is mutually agreeable to the parties and following the satisfaction or waiver of all other conditions to the obligations of the parties to consummate the Merger and related transactions contemplated hereby (the "Closing Date").

     1.3 ACTIONS AT THE CLOSING. At the Closing, (i) Design Analysis will deliver to TeraGlobal the various certificates, instruments, and documents referred to in Section 7 below; (ii) TeraGlobal and TGC Acquisition will deliver to Design Analysis the various certificates, instruments and documents referred to in Section 6 below; and (iii) TGC Acquisition and TeraGlobal will file the Merger Agreement, together with the Officers' Certificates required pursuant to Section 1103 of the California Corporations Code in the form of EXHIBIT 1.3, with the California Secretary of State. At the Closing, upon surrender of certificates properly endorsed for transfer for each outstanding share of common stock of Design Analysis ("Design Analysis Share"), TeraGlobal shall issue to the Shareholder the number of shares of common stock of TeraGlobal ("TeraGlobal Shares") issuable in connection with the Merger.

     1.4    EFFECT OF MERGER.

            1.4.1 GENERAL. The Merger shall become effective at the time the Merger Agreement is filed with the California Secretary of State or at such later time stated in the Merger Agreement (the "Effective Time"). The Merger shall have the effect set forth in Section 1107 of the California Corporations Code. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of such entity or the entity with which it merged in order to carry out and effectuate the transactions contemplated by this Agreement.

            1.4.2 CONVERSION OF DESIGN ANALYSIS SHARES. At the Effective Time, each Design Analysis Share then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive 5,500 TeraGlobal Shares (the "Merger Consideration"). The Merger Consideration will be proportionately adjusted in the event of any stock split or combination of the outstanding shares of common stock of TeraGlobal ("TeraGlobal Shares") or of the Design Analysis Shares occurring, or any stock dividend payable to holders of TeraGlobal Shares or Design Analysis Shares the record date of which is, prior to the Effective Time.

            1.4.3 OTHER SHARES. Each share of TGC Acquisition common stock, whether or not issued and outstanding, shall continue unchanged as shares of common stock of the Surviving Corporation.

     1.5    THE SURVIVING CORPORATION.

            1.5.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of TGC Acquisition as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law and such Articles of Incorporation, provided that such Articles shall be amended at the Effective Time to change the name of TGC Acquisition to "Design Analysis Associates, Inc."

            1.5.2 BYLAWS. The bylaws of TGC Acquisition as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law, the Articles of Incorporation of such Surviving Corporation and such bylaws.

            1.5.3 BOARD OF DIRECTORS. The directors of TGC Acquisition immediately prior to the Effective Time, currently David Fann, shall be the initial board of directors of the Surviving Corporation, each of such persons to serve until his or her successor is duly elected and qualified.

            1.5.4 OFFICERS. The officers of TGC Acquisition immediately prior the Effective Time, currently David Fann, shall be the initial officers of the Surviving Corporation, each of such officers to serve until his or her successor is duly qualified.

     1.6    EARN-OUT.

            1.6.1 CALCULATION OF EARN-OUT. The Shareholder shall be entitled to earn additional TeraGlobal Shares ("Earn-Out Shares") based on Surviving Corporation's gross sales during the period from January 1 to December 31, 1998 (such period to be referred to as "Fiscal 1998" and such gross sales as "Fiscal 1998 Sales"). If Fiscal 1998 Sales are equal to or greater than $3.1 Million, TeraGlobal shall issue in the name of and deliver to the Shareholder 200,000 Earn-Out Shares on April 15, 1999. In addition, on April 1, 1999, TeraGlobal shall issue in the name of and deliver to the Shareholder that number of Earn-Out Shares equal to two (2) times the amount by which Fiscal 1998 Sales exceed $3.1 Million divided by the market closing price of TeraGlobal shares on December 15, 1998; provided, however, that in no event shall the total amount of Earn-Out Shares exceed 400,000.

            1.6.2 CALCULATION OF FISCAL 1998 SALES. On or before April 1, 1999, TeraGlobal shall provide to the Shareholder the financial statements of the Surviving Corporation for Fiscal 1998, as audited by an independent certified public accountant in accordance with generally accepted accounting principles, which statements shall include a calculation of Fiscal 1998 Sales, which calculation shall be final and binding on the parties hereto.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DESIGN ANALYSIS AND THE SHAREHOLDER

     Design Analysis and the Shareholder jointly and severally represent and warrant to TeraGlobal and TGC Acquisition and agree as follows:

     2.1 EXISTENCE: GOOD STANDING: CORPORATE AUTHORITY AND AUTHORIZATION. Design Analysis is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Design Analysis is qualified to do business and is in good standing in all other jurisdictions in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary and where the failure to so qualify would have a material adverse effect upon Design Analysis. Design Analysis has the power to own its property and to carry on its business as now being conducted. Design Analysis has the full power and authority to enter into and perform its obligations under this Agreement and under each other instrument and document executed and delivered by Design Analysis in connection with this Agreement, and to take all actions required of it to consummate the Merger.

     2.2 ACTIONS. Design Analysis and the Shareholder have taken all corporate or other actions and proceedings necessary to be taken in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. Design Analysis and the Shareholder have duly and validly authorized, executed and delivered this Agreement, which constitutes the legal, valid and binding obligation of Design Analysis and the Shareholder, and is enforceable against each of them in accordance with its terms.

     2.3 NO BREACH. Design Analysis is not in violation or breach of any of the terms, conditions or provisions of its Articles of Incorporation, its Bylaws, or any indenture, mortgage or deed of trust or other contracts, lease, instrument, court order, judgment, arbitration award, or decree affecting its business, to which it is a party or by which it is bound, and has received no notices of any of the foregoing.

     2.4 NO DEFAULTS. The execution, delivery or performance of this Agreement by Design Analysis and the Shareholder and consummation of the transactions contemplated hereby will not violate or conflict with the provisions of the Articles of Incorporation or Bylaws of Design Analysis or the Trust Agreement of the Shareholder; result in any breach of or any default under, or cause any acceleration of any obligation under, any contract, mortgage, indenture, agreement, lease or other instrument to which Design Analysis or the Shareholder is a party or by which it is bound or by which it may be affected, or result in the creation of any lien or encumbrance upon any of Design Analysis's assets; or violate any judgment, decree, order, statute, rule or regulation applicable to Design Analysis or the Shareholder.

     2.5 APPROVALS AND CONSENTS. Design Analysis is not legally or contractually required to obtain any approvals or consents of any persons or entities not a party to this Agreement in connection with the consummation of the transactions contemplated by this Agreement. No permit, license, consent, approval or authorization of, or filing with, any governmental regulatory authority or agency is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated by this Agreement.

     2.6 CAPITAL STOCK AND EXCLUSIVE DEALING. Design Analysis has an authorized capitalization consisting of two hundred (200) shares of voting common stock, no par value, of which two hundred (200) shares are issued, outstanding, and held beneficially and of record only by the Shareholder. All such outstanding shares have been duly authorized, are validly issued, and are fully paid and nonassessable. There are no other shares of stock of Design Analysis issued and outstanding. There are no outstanding options, warrants, rights, preemptive rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Design Analysis, except as contemplated by this Agreement. None of the outstanding Design Analysis Shares have been issued in violation of any preemptive right or agreement, commitment or obligation binding on Design Analysis or the Shareholder or any applicable securities laws.

     2.7    SUBSIDIARIES.  Design Analysis has no subsidiaries.

     2.8    SHAREHOLDER MATTERS.

            2.8.1 OWNERSHIP. The Shareholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Shareholder owns its Design Analysis Shares free and clear of any encumbrance, lien, restriction or other defect in title. The Design Analysis Shares will be transferred and exchanged in the Merger in the same condition as represented in this Agreement.

            2.8.2 INVESTMENT INTENT. The Shareholder is purchasing the TeraGlobal Shares for investment for its own account and not with a view to a sale or distribution thereof. The Shareholder believes that an investment in the TeraGlobal Shares is suitable for the Shareholder based upon its investment objectives and financial needs. The Shareholder (i) has adequate means of providing for his current financial needs; (ii) has no need for liquidity in its investment; (ii) at the present time, can afford a complete loss of such investment; and (iv) does not have an overall commitment to investments which are not readily marketable that is disproportionate to its net worth. The Shareholder realizes that the purchase of the TeraGlobal Shares is a long-term investment and that it must bear the economic risk of the investment for an indefinite period of time. The Shareholder acknowledges that the TeraGlobal Shares have not been registered under the Securities Act of 1933 or the securities laws of any state, and may not be transferred in the absence of such registration or the presence and availability of an exemption from registration. The Shareholder has, prior to the purchase of the TeraGlobal Shares, had an opportunity to obtain any information which he deems necessary to evaluate the purchase of the TeraGlobal Shares and to verify the accuracy of the information otherwise provided.

            2.8.3 NO OBLIGATION TO REGISTER. The Shareholder understands that TeraGlobal is under no obligation to register the sale, transfer or other disposition of the TeraGlobal Shares by the Shareholder or on the Shareholder's behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

            2.8.4 LEGEND. The Shareholder understands that unless and until the transfer by the Shareholder of his TeraGlobal Shares has been registered under the Securities Act, the certificates issued to the Shareholder shall bear the following legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR

            IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

     2.9 FINANCIAL STATEMENTS. Design Analysis has previously delivered to TeraGlobal a true, accurate and complete copy of the unaudited consolidated financial statements for the fiscal year ended December 31, 1996 and 1997 and the period from January 1, 1998 to August 13, 1998, attached hereto as EXHIBIT
2.9 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), are consistent in all respects with the books and records of Design Analysis and its subsidiaries, and present fairly the financial position of the Business as of the date shown thereon.

     2.10 ABSENCE OF UNDISCLOSED LIABILITIES. Design Analysis has no liability or obligation (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected on a corporate balance sheet or disclosed in the notes thereto, except for liabilities stated or adequately reserved against in the Financial Statements, or for liabilities arising in the ordinary course of business.

     2.11 ABSENCE OF CERTAIN CHANGES AND EVENTS. With regard to Design Analysis, there has not been since the date of the most recent Financial
Statements: (i) any material adverse change in the assets or liabilities of the Business, other than changes in the ordinary course of business; (ii) any damage, destruction or loss, whether or not covered by insurance, affecting its tangible assets; (iii) any amendment, termination or cancellation of any material contract; (iv) any failure to pay when due any material obligation; (v) any material transactions entered into or any material liabilities or obligations incurred; or (vi) any failure to operate the Business in the ordinary course with an effort to preserve the goodwill of the Business as a going concern.

     2.12   TITLE TO ASSETS AND PROPERTIES; CONDITION.

            2.12.1 Design Analysis owns or leases or otherwise has the right to use all of its assets and properties, which are presently being used in or are reasonably necessary to carry on its business and operations as presently conducted, and such assets, properties and agreements are all of the assets, properties and agreements which are used in or are reasonably necessary to carry on its business and operations as presently conducted. All assets and properties leased or owned are located in their offices at 75 West 100 South, Logan, Utah.

            2.12.2 Each lease or agreement under which Design Analysis is a lessee of any property, real or personal, owned by a third party is a valid and continuing agreement without any default of Design Analysis thereunder or, to the best knowledge of Design Analysis, of the other party thereto, and this Agreement and the consummation of the transactions contemplated hereby will not cause any default under any such lease or agreement.

            2.12.3 Design Analysis has good and marketable title to all property and assets which it owns, free and clear of all mortgages, liens, pledges, charges, claims, encumbrances or restrictions of any kind whatsoever (whether accrued, absolute, contingent, or otherwise), except liens for liens of record against any real property interests and current property taxes not yet due and payable and liens that do not materially interfere with the ability of Design Analysis to conduct its business or qualify as "material" liens.

            2.12.4 Neither Design Analysis nor the Shareholder has received any notice of violation of any regulation, ordinance, law, order or other requirement relating to the property, real or personal, or Design Analysis' Business. Neither Design Analysis nor the Shareholder is aware of any changes in any such regulation, ordinance, law, order or other requirement affecting any such property or any condemnation proceeding, pending or threatened, which might prohibit Design Analysis from continuing its present use of such property or from using such property for the purpose for which it was acquired, or which might curtail or interfere with the present or proposed use of such property.

            2.12.5 The furniture, fixtures, leaseholds, equipment and other personal property of Design Analysis are in good operating condition and repair.

     2.13 MATERIAL CONTRACTS. Design Analysis and the Shareholder have delivered to TeraGlobal a true, accurate and complete copy of each contract which is material to the operation of the Business ("Material Contracts"). Design Analysis is not in default under or in breach of any Material Contract. To the knowledge of the Shareholder, no other party to any Material Contract is in default thereunder or breach thereof. Neither the Shareholder nor Design Analysis has received any claim or threat that Design Analysis has breached any of the terms and conditions of any Material Contract. No person presently a customer, agent, employee, or independent contractor of Design Analysis has given notice of any intention to cancel or otherwise terminate its business relationship with Design Analysis.

     2.14 LITIGATION. There is no action, suit or proceeding at law or in equity by any person or entity, or any arbitration or any administrative or other proceeding by or before, or to the best knowledge of the Shareholder, any investigation by, any governmental or other instrumentality or agency, pending, or to the best knowledge of the Shareholder, threatened, against or affecting Design Analysis or any of its properties or rights which could materially and adversely affect the right or ability of Design Analysis to carry on its business as now conducted, or which could materially and adversely affect its financial condition or properties.

     2.15 TAXES. All tax returns required to be filed by Design Analysis have been true, accurate and complete in all respects and have been filed as of the Closing Date and all liabilities thereunder have been paid in full. To the extent that any returns have been audited by the applicable tax authorities, all additional taxes claimed or assessed or deficiencies proposed as a result of such audits have been paid in full or settled. There are no pending or, to the knowledge of the Shareholder, threatened audits, investigations or claims against Design Analysis or any of its subsidiaries.

     2.16 PERMITS. Set forth in EXHIBIT 2.16 is a complete and accurate list of all material permits, licenses, approvals, franchises, notices, authorizations issued by governmental entities or other regulatory authorities, federal, state or local (collectively the "Permits"), held by Design Analysis in connection with the Business. Each Permit is in full force and effect.

     2.17 INSURANCE. Set forth in EXHIBIT 2.17 is a complete and accurate list of insurance policies which Design Analysis maintains with respect to its business, properties or employees. All such policies are in full force and effect.

     2.18 INTELLECTUAL PROPERTY. For purposes of this Agreement, "Intellectual Property" shall mean inventions, copyrights, patents, servicemarks, trademarks, tradenames, registrations and applications for the registration of any of the foregoing, trade secrets, technical information, knowhow, computer software programs in source and object code, actual and prospective client customer lists, and all agreements relating to any of the foregoing. Design Analysis owns and has the absolute and unrestricted right to use all of its Intellectual Property fee and clear of the rights and claims of any person. Set forth in EXHIBIT 2.18 is a complete and accurate list of all trademarks, service marks, trade names, patents and copyrights used by Design Analysis, together with all pending applications therefor. To the best knowledge of the Shareholder, the use of the Intellectual Property of Design Analysis does not infringe upon or otherwise violate the rights of any third party.

     2.19 COMPLIANCE WITH LAWS. To the best knowledge of the Shareholder, Design Analysis is in compliance with all applicable laws, regulations, orders, judgments and decrees of each and every jurisdiction in which it is doing business, including applicable federal laws and regulations.

     2.20   EMPLOYEE BENEFIT PLANS.

            2.20.1 LIST OF PLANS. Set forth in EXHIBIT 2.20 is an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by Design Analysis.

            2.20.2 STATUS OF PLANS. Design Analysis does not maintain or contribute to any such Employee Benefit Plan subject to ERISA which is not in substantial compliance with ERISA. Design Analysis has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan.

            2.20.3 CONTRIBUTIONS. Full payment has been made of all amounts which Design Analysis is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which Design Analysis is a party, to have paid as contributions.

            2.20.4 TAX QUALIFICATION. To the best knowledge of Shareholders, each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service.

            2.20.5 TRANSACTIONS. Design Analysis has not engaged in any transaction with respect to any Employee Benefit Plan which would subject it to a tax, penalty or liability for prohibited transactions under ERISA or the Code, nor have any of its directors, officers or employees, to the extent they or any of them are fiduciaries with respect to such plans, materially breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or which would result in any claim being made under or by or on behalf of any such plans by any party with standing to make such claim.

            2.20.6 OTHER PLANS. Design Analysis does not presently maintain any employee benefit plans or any other pension, welfare or retirement benefit plans other than those listed in EXHIBIT 2.20.

     2.21 INTERESTS IN CLIENTS, SUPPLIERS, ETC. Neither Design Analysis nor any officer or director of Design Analysis owns or possesses, directly or indirectly, any financial or proprietary interest in, or is a director, officer or employee of, any corporation, limited liability company, partnership, association, trust, joint venture or other business entity which is engaged in the same or similar business as Design Analysis, or is a competitor or potential competitor of Design Analysis.

     2.22 CLIENTS. EXHIBIT 2.22 sets forth the names and addresses of all currently active clients of Design Analysis. Except as set forth in EXHIBIT 2.22, no such client has given notice to Design Analysis intention to terminate, cancel or otherwise modify its relationship with Design Analysis.

     2.23 BANK ACCOUNTS. Set forth in EXHIBIT 2.23 is a correct and complete list and description of all bank accounts, the balances thereof as of September __, 1998, and the persons authorized to access such accounts and to incur indebtedness on behalf of Design Analysis; and a correct and complete list of all safe deposit boxes of Design Analysis has previously been provided to TeraGlobal.

     2.24 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of Design Analysis or the Shareholder is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with the transaction contemplated herein.

     2.25 DISCLOSURE. Neither this Agreement nor any other materials delivered to TeraGlobal in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

3.   REPRESENTATIONS OF TERAGLOBAL

     TeraGlobal represents, warrants and agrees as follows:

     3.1 EXISTENCE AND GOOD STANDING. TeraGlobal is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming. TeraGlobal is qualified to do business and is in good standing in all other jurisdictions in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary and where the failure to so qualify would have a material adverse effect upon TeraGlobal. TeraGlobal has the power to own its property and to carry on its business as now being conducted. TGC Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of California. TeraGlobal and TGC Acquisition have the full power and authority to enter into and perform their obligations under this Agreement and under each other instrument and document executed and delivered by TeraGlobal or TGC Acquisition pursuant hereto or in connection herewith, and to take all actions required of them to consummate the Merger.

     3.2 CORPORATE ACTIONS. TeraGlobal has taken all corporate actions and proceedings necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. TeraGlobal has duly and validly authorized, executed and delivered this Agreement, which constitutes the legal, valid and binding obligation of TeraGlobal, and is enforceable against TeraGlobal in accordance with its terms.

     3.3 NO BREACH. TeraGlobal is not in violation or breach of any of the terms, conditions or provisions of its Article of Incorporation, its Bylaws, or any indenture, mortgage or deed of trust or other contracts, lease, instrument, court order, judgment, arbitration award, or decree affecting its business, to which TeraGlobal is a party or by which it is bound, and has received no notices of any of the foregoing.

     3.4 NO DEFAULTS. TeraGlobal's execution, delivery or performance of this Agreement and consummation of the transactions contemplated by this Agreement will not violate or conflict with the provisions of the Articles of Incorporation or Bylaws of TeraGlobal; result in any breach or in any default under or cause any acceleration of any obligation under any contract, mortgage, indenture, agreement, lease or other instrument to which TeraGlobal is a party or by which it is bound, or result in the creation of any encumbrance upon any of the assets or properties of TeraGlobal or violate any judgment, decree, order, statute, law, rule or regulation applicable to TeraGlobal.

     3.5 APPROVALS AND CONSENTS. TeraGlobal is not legally or contractually required to obtain any approvals or consents of any persons or entities not a party to this Agreement in connection with the consummation of the transactions contemplated by this Agreement. No permit, license, consent, approval or authorization of, or filing with, any governmental regulatory authority or agency is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated by this Agreement.

     3.6 CAPITAL STOCK. TeraGlobal has an authorized capitalization consisting of Fifty Million (50,000,000) shares of voting common stock, without par value. As of August 8, 1998, Fourteen million Nine Hundred Forty nine Thousand Eight Hundred Thirty-Six (14,949,830) shares were issued and outstanding. All such outstanding shares have been duly authorized, are validly issued, and are fully paid and nonassessable. The TeraGlobal Shares to be issued pursuant to the Agreement are duly authorized and, when issued pursuant to the Agreement, will be validly issued, fully paid and nonassessable. There are no other shares of stock of TeraGlobal issued and outstanding. Other than options issuable in connection with TeraGlobal's Employee Stock Option Plan, and those issued as options or warrants in connection with financing of TeraGlobal, there are no outstanding options, warrants, rights, preemptive rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of TeraGlobal, except as contemplated by this Agreement. None of the outstanding TeraGlobal Shares have been issued in violation of any preemptive right or agreement, commitment or obligation binding on TeraGlobal or any applicable securities laws.

     3.7 COMPLIANCE WITH LAWS. TeraGlobal is in compliance with all applicable laws, regulations, orders, judgments and decrees of each and every jurisdiction in which it is doing business, including applicable federal laws and regulations, the violation of which would have a material adverse effect on its operations.

     3.8 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of TeraGlobal or TGC Acquisition is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein. Any such broker's or finder's fees will be paid by TeraGlobal.

     3.9 FINANCIAL STATEMENTS. TeraGlobal has previously delivered to Design Analysis a true, accurate and complete copy of the unaudited consolidated financial statements for the period from February 7, 1997 (inception) to December 31, 1997 and the period from January 1, 1998 to June 30, 1998 (the "TeraGlobal Financial Statements"). The TeraGlobal Financial Statements have been prepared in accordance with GAAP, are consistent in all respects with the books and records of TeraGlobal and its subsidiaries, and present fairly the financial position of TeraGlobal as of the date shown thereon.

     3.10 ABSENCE OF UNDISCLOSED LIABILITIES. TeraGlobal does not have any liability or obligation (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected on a corporate balance sheet or disclosed in the notes thereto, which has not been disclosed to Design Analysis in writing.

     3.11 LITIGATION. Except for the suit by Darryl Spangler against TechnoVision Communications, inc. and the suit by Messrs. Lam and Kees against Videostream International, inc., there is no action, suit or proceeding at law or in equity by any person or entity, or any arbitration or any administrative or other proceeding by or before, or to the best knowledge of TeraGlobal, any investigation by, any governmental or other instrumentality or agency, pending, or to the best knowledge of TeraGlobal, threatened, against or affecting TeraGlobal or any of its properties or rights which could materially and adversely affect the right or ability of TeraGlobal to carry on its business as now conducted, or which could materially and adversely affect the financial condition, or properties of such companies.

     3.12 DISCLOSURE. Neither this Agreement nor any other materials delivered to Design Analysis in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

4.   PRE-CLOSING COVENANTS OF DESIGN ANALYSIS

     4.1 OPERATIONS. Design Analysis and the Shareholder agree, through the Closing Date, to cause Design Analysis to: (i) preserve intact the business organization and the goodwill of its customers, suppliers and others having a relationship with it, (ii) protect its properties in good repair and condition, normal wear and tear excepted, (iii) maintain its books of account and records in the usual and ordinary manner, (iv) pay all accounts, taxes and other obligations when they become due and payable in the ordinary course of business, and (v) conduct the Business in the ordinary course consistent with prior practices, or as required by this Agreement.

     4.2 ACCESS TO PROPERTIES AND INFORMATION. TeraGlobal may, prior to the Effective Time, through its employees, agents and representatives, make or cause to be made a detailed review of the business and financial condition of Design Analysis, and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses, books and records of Design Analysis. Design Analysis agrees to furnish such assistance as TeraGlobal may reasonably request in conducting such review and investigation and will provide, and will cause its independent public accountants to provide, TeraGlobal and its employees, agents and representatives full access to all books, records (including tax returns filed or in preparation), personnel and premises of Design Analysis and the audit work papers and other records of its independent public accountants and shall provide to TeraGlobal such other information concerning the business of Design Analysis and its subsidiary as TeraGlobal may reasonably request.

     4.3    RETIREMENT BENEFIT PLAN.  Prior to the Closing Date, Design
Analysis shall transfer the sponsorship of, and otherwise convey and externalize to an unrelated party, that certain ______________________________________Plan dated ________________________ and listed on EXHIBIT 2.20, including all rights, obligations and liabilities of Design Analysis thereunder, so that Design Analysis bears no obligations or liability with respect to such plan as of the Effective Time. Prior to the Closing Date, any other Employee Benefit Plan must be fully funded or similarly transfered, conveyed and externalized by Design Analysis. TeraGlobal will not assume responsibility for any liability under any of Design Analysis' existing or prior Employee Retirement Benefit Plans, and Shareholder shall indemnify, defend and hold TeraGlobal harmless for, from and against any liability, damage, claim or loss arising out of any Employee Benefit Plan.

     4.4 TRANSFER OF ASSETS. Prior to the Closing Date, the Shareholder shall transfer to Design Analysis good and marketable title to all the assets currently used in the Business including all equipment, furniture fixtures in the land or building located in Logan, Utah, free and clear of all mortgages, liens, encumbrances or other restrictions of any kind. The Shareholder shall retain, and not transfer, any interest in the partnership which owns the land Design Analysis currently occupies, but will cooperate with TCG Acquisition in good faith to establish a mutually acceptable lease arrangement for the facilities in Logan, Utah.

     4.5 INSURANCE. Design Analysis shall maintain insurance with good and responsible companies, including, but not limited to, general liability, product liability, workers compensation, directors and officers liability, and property damage insurance, to the extent as is customarily retained by it with respect to its assets prior to the date of this Agreement, until the Merger has been fully consummated.

     4.6 RESTRICTIONS. Prior to the Closing Date, Design Analysis shall not without the prior written consent of TeraGlobal: (i) issue any options, warrants or other rights to subscribe for or purchase any capital stock or any securities convertible or exchangeable into capital stock; (ii) directly or indirectly redeem, purchase, acquire or pay a dividend or make a distribution on any capital stock; (iii) borrow any funds or incur any indebtedness or encumber or grant any security interest in any of its assets, (iv) enter into any agreement, lease or commitment other than in the ordinary course of business, (v) cancel, compromise or discount any indebtedness owed to it, (vi) purchase any assets other than in the ordinary course of business, (vii) reclassify any of its outstanding capital stock, (viii) merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or other entity or division thereof, (ix) make any change in key management or employees, or (x) do, or commit to do, any act which will cause a breach of this Agreement.

     4.7 CONSENTS. To the extent that the consent or approval of any third person is required under any contract in order to assign any such contract from Design Analysis to TeraGlobal or otherwise by reason of the transactions provided for in this Agreement, Design Analysis shall obtain such consents and approvals on or before the Closing Date.

     4.8 NOTIFICATION OF CERTAIN MATTERS. Design Analysis and the Shareholder shall give prompt notice to TeraGlobal of (i) any material inaccuracy in any representation or warranty made by either of them herein, or
(ii) any material failure to comply with or satisfy any covenant, condition or agreement to be complied with by Design Analysis or the Shareholder under this Agreement.

     4.9 BEST EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions herein provided, Design Analysis shall cooperate and use its best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Design Analysis shall deliver or cause to be delivered on the Closing Date, and thereafter at such other times and places as shall be reasonably agreed upon, such additional instruments as TeraGlobal may reasonably request for the purpose of consummating and carrying out this Agreement and its terms, conditions and requirements.

5.   PRE-CLOSING COVENANTS OF TERAGLOBAL

     5.1 ACCESS TO PROPERTIES AND INFORMATION. TeraGlobal shall furnish Design Analysis and its representatives with information concerning its business affairs and copies of such documents, contacts, agreements and records as Design Analysis may reasonably request. All such information provided to Design Analysis in written form by TeraGlobal shall be true, complete and correct and shall be deemed represented as such by TeraGlobal. The Shareholder shall be responsible for ensuring that Design Analysis, its employees or representatives maintain the confidentiality of any information learned during the investigation subject to the terms of this Agreement.

     5.2 NOTIFICATION OF CERTAIN MATTERS. TeraGlobal shall give prompt notice to the Shareholder of (i) any material inaccuracy in any representation or warranty made by it herein, or (ii) any material failure to comply with or satisfy any covenant, condition or agreement to be complied with by TeraGlobal under this Agreement.

     5.3 BEST EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions herein provided, TeraGlobal shall cooperate and use its best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. TeraGlobal shall deliver or cause to be delivered on the Closing Date, and thereafter at such other times and places as shall be reasonably agreed upon, such additional instruments as Design Analysis or the Shareholder may reasonably request for the purpose of consummating and carrying out this Agreement and its terms, conditions and requirements.

6.   CONDITIONS TO OBLIGATIONS OF DESIGN ANALYSIS

     The obligations of Design Analysis to consummate the Merger and other transactions described herein on the Closing Date are subject to satisfaction of the following conditions.

     6.1    GOOD STANDING CERTIFICATE. TeraGlobal shall have delivered to
Design Analysis (a) copies of TeraGlobal's articles of incorporation, including all amendments thereto, certified by the corporate Secretary of TeraGlobal, (b) certificates from the Secretary of State or other appropriate official of the State of Wyoming to the effect that TeraGlobal is in good standing or existing in such jurisdiction and listing all charter documents of TeraGlobal on file, (c) a certificate from the Secretary of State or other appropriate official in each state in which TeraGlobal is qualified to do business to the effect that TeraGlobal is in good standing in such state and (d) certificates as to the tax status of TeraGlobal in the State of Wyoming and each state in which TeraGlobal is qualified to do business.

     6.2 NO MATERIAL ADVERSE CHANGE. Since June 30, 1998 there shall have been no material adverse change in the assets or liabilities, the business or financial condition, the results of operations, or prospects of TeraGlobal, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, other than any such change caused by the effect of transactions contemplated by this Agreement, and TeraGlobal shall have delivered to Design Analysis a certificate, dated the Closing Date, to such effect.

     6.3 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of TeraGlobal contained in this Agreement or in any Exhibit delivered pursuant thereto shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date) except (i) to the extent such representations and warranties are by their express provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement; and TeraGlobal shall have delivered to Design Analysis on the Closing Date a certificate, dated the Closing Date, to such effect.

     6.4 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of TeraGlobal and TGC Acquisition to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and TeraGlobal shall have delivered to the Shareholder a certificate, dated the Closing Date, to such effect.

     6.5 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Shareholder and his counsel.

     6.6 NO LITIGATION THREATENED. No action or proceeding shall have been instituted or, to the best knowledge of TeraGlobal and TGC Acquisition, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby. TGC Acquisition shall have delivered to DAA a certificate, dated the Closing Date, to such effect.

     6.7 EMPLOYMENT AGREEMENTS. William I. Fletcher shall have entered into a mutually acceptable employment agreement with TGC Acquisition (the "Employment Agreement"), which among other things shall provide in the event of termination by TGC Acquisition, either with cause or without, a severance payment will be payable monthly to William I. Fletcher in an amount equal to his base salary for a period of one year from the date of execution of the Employment Agreement.

7.   CONDITIONS TO OBLIGATIONS OF TERAGLOBAL

     The obligations of TeraGlobal and TGC Acquisition to consummate the Merger and other transactions described herein on the Closing Date are subject to satisfaction of the following conditions.

     7.1 GOOD STANDING AND TAX CERTIFICATES. Design Analysis shall have delivered to TeraGlobal (a) copies of Design Analysis's articles of incorporation, including all amendments thereto, certified by the corporate Secretary of Design Analysis, (b) certificates from the Secretary of State or other appropriate official of the State of Utah to the effect that Design Analysis is in good standing or existing in such jurisdiction and listing all charter documents of Design Analysis on file, (c) a certificate from the Secretary of State or other appropriate official in each state in which Design Analysis is qualified to do business to the effect that Design Analysis is in good standing in such state and (d) certificates as to the tax status of Design Analysis in the State of Utah and each state in which Design Analysis is qualified to do business.

     7.2 NO MATERIAL ADVERSE CHANGE. Since June 30, 1998 there shall have been no material adverse change in the assets or liabilities, the business or financial condition, the results of operations, or prospects of Design Analysis, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, other than any such change caused by the effect of transactions contemplated by this Agreement, and Design Analysis shall have delivered to TeraGlobal a certificate, dated the Closing Date, to such effect.

     7.3 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Design Analysis and the Shareholder contained in this Agreement or in any Exhibit delivered pursuant thereto shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date) except (i) to the extent such representations and warranties are by their express provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement; and Design Analysis shall have delivered to TeraGlobal on the Closing Date a certificate, dated the Closing Date, to such effect.

     7.4 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of Design Analysis and the Shareholder to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Design Analysis shall have delivered to TeraGlobal a certificate, dated the Closing Date, to such effect.

     7.5 NO LITIGATION THREATENED. No action or proceeding shall have been instituted or, to the best knowledge of Design Analysis and the Shareholder, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby. Design Analysis shall have delivered to TeraGlobal a certificate, dated the Closing Date, to such effect.

     7.6 EMPLOYMENT AGREEMENTS. William I. Fletcher and Teryl Fletcher shall have entered into the Employment Agreements.

     7.7 NONCOMPETITION AGREEMENTS. William I. Fletcher shall have entered into a noncompetition agreement with TeraGlobal in substantially the form of
EXHIBIT 7.7 (the "Noncompetition Agreement").

     7.8 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement, including TeraGlobal's review of Design Analysis as provided in Section 4.2, and all documents incident thereto, shall be reasonably satisfactory in form and substance to TeraGlobal and its counsel.

     7.9 COMPLETION OF DUE DILIGENCE REVIEW. TeraGlobal shall be satisfied, in its sole discrection with the results of its due diligence review of Design Analysis, its business and propects.

8.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY

     8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNITIES. The representations, warranties and indemnities included or provided herein or any exhibit or certificate or other document delivered pursuant hereto, shall survive the Closing Date.

     8.2 INDEMNIFICATION OF TERAGLOBAL. The Shareholder shall indemnify, defend and hold harmless TeraGlobal, Surviving Corporation and their directors and officers (collectively, the "TeraGlobal Parties") against and from any and all damages, losses, claims, liabilities, charges, suits, penalties, costs and expenses, including court costs, attorneys' fees and expenses and other costs of collection (collectively "Loss" or "Losses"), which the TeraGlobal Parties may sustain, or to which the TeraGlobal Parties may be subjected, arising out of or attributable to any misrepresentation or breach of warranty by Design Analysis in, or any breach or default by Design Analysis of or under any of the covenants, agreements or other provisions of, the Agreement, including any documents, instruments, exhibits or certificates delivered by or on behalf of Design Analysis pursuant to the Agreement.

     8.3 INDEMNIFICATION OF THE SHAREHOLDER. TeraGlobal shall indemnify, defend and hold harmless the Shareholder against and from any and all damages, losses, claims, liabilities, charges, suits, penalties, costs and expenses, including court costs, attorneys' fees and expenses and other costs of collection (collectively "Loss" or "Losses"), which the Shareholder may sustain, or to which the Shareholder may be subjected, arising out of or attributable to any misrepresentation or breach of warranty by TeraGlobal in, or any breach or default by TeraGlobal of or under any of the covenants, agreements or other provisions of, the Agreement, including any documents, instruments, exhibits or certificates delivered by or on behalf of TeraGlobal pursuant to the Agreement.

9.   TERMINATION

     9.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

            9.1.1 by either TeraGlobal or Design Analysis if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived or cured within 5 days after the breaching party has been notified thereof:

            9.1.2 by Design Analysis if any of the conditions in Section 6 have not been satisfied as of October 31, 1998 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Design Analysis to comply with its obligations under this Agreement) and Design Analysis has not waived such condition on or before October 31, 1998; or

            9.1.3 by TeraGlobal, if any of the conditions in Section 7 not been satisfied as of October 31, 1998 or if satisfaction of such a condition is or becomes impossible (other than through the failure of TeraGlobal to comply with their obligations under this Agreement) and TeraGlobal has not waived such condition on or before October 31, 1998;

            9.1.4   by mutual consent of TeraGlobal and Design Analysis; or

            9.1.5 by either TeraGlobal or Design Analysis if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before October 31, 1998, or such later date as the parties may agree upon.

     9.2    EFFECT OF TERMINATION.  Each party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 9.3, 11.1, 11.2, 11.3, 11.4 and 11.5 will survive; provided, however, that if this Agreement is terminated by a party because of a breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     9.3 RETURN OF DOCUMENTS IN EVENT OF TERMINATION; CONFIDENTIALITY. In the event of the termination of this Agreement for any reason, TeraGlobal, on one hand, and Design Analysis and the Shareholder, on the other, each will deliver to the other all documents, work papers and other material obtained from it relating to the transactions contemplated hereby, whether so obtained before or after execution hereof, and will take all practicable steps to have any information so obtained kept confidential. Unless and until the transactions contemplated hereby are consummated, the parties shall hold confidential all information and copies of documents and records obtained in the course of their investigations or otherwise in connection with the transactions contemplated hereby and shall not disclose such information to any person, except as may be required by applicable law or stock exchange rules, and except to their respective professional advisors, provided that such advisors are bound to keep such information confidential.

10.  POST CLOSING COVENANTS.

     10.1 RIGHT OF FIRST REFUSAL ON WATER MONITORING BUSINESS. As described in this Section 10.1, TeraGlobal and TGC Acquisition hereby grant to the Shareholder a right of first negotiation on any sale of all or substantially all of the assets used in connection with the water monitoring portion of the Business (the "Water Monitoring Assets") for a period of three (3) years following the date of this Agreement. This right of first negotiation shall be extended to the Shareholder and may be assigned without consent to Mr. Teryl Fletcher. Any other assignment is expressly prohibited. In the event that TeraGlobal or TGC Acquisition desires to sell all or substantially all of the Water Monitoring Assets, it shall promptly provide written notice of such desire to the Shareholder. For a period of forty-five (45) days from the date of such notice, Shareholder shall have the right to negotiate for the purchase of the Water Monitoring Assets to be sold, and TeraGlobal and TGC Acquisition shall negotiate in good faith with the Shareholder for such purchase and sale. In the event that Shareholder and TeraGlobal fails to reach a mutually acceptable agreement for the sale and purchase of such Water Monitoring Assets within such forty-five (45) day period, TeraGlobal or TGC Acquisition shall be free to sell such assets to a third party on whatever terms TeraGlobal in its discretion deems appropriate.

11.  MISCELLANEOUS

     11.1 PROFESSIONAL EXPENSES. Design Analysis, the Shareholder and TeraGlobal (on behalf of it and TGC Acquisition) shall each pay all of its own professional expenses relating to negotiating, drafting and closing the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel, financial advisers and accountants.

     11.2 CHOICE OF LAW AND VENUE. This Agreement is made and entered into in the State of California. It is the intention of the parties that this Agreement shall be subject to and shall be governed by and construed in accordance with the internal laws of the State of California without reference to its choice of law provisions. Any legal proceeding arising out of this Agreement shall be brought only in a state or federal court of competent jurisdiction sitting in the County of San Diego, State of California, and all parties hereto agree that venue shall lie therein and agree to submit themselves to the personal jurisdiction of such court.

     11.3 PUBLICITY. Except as otherwise required by law, or as may be mutually consented and agreed to, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or in connection with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of both TeraGlobal and Design Analysis to the contents and the manner of presentation and publication thereof.

     11.4 NOTICES. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by express mail or by registered or certified mail, postage prepaid, or by facsimile transmission, receipt confirmed, addressed as follows:


 If to TeraGlobal, TGC Acquisition or,    If to Design Analysis or, after the
 following the Merger, Design Analysis:   Merger, the Shareholder:

 TeraGlobal Communications Corp.          Mr. William I. Fletcher
 225 Broadway, Suite 1600                 75 West 100 South
 San Diego, California 92101              Logan, Utah 84321
 Attention: Mr. Paul Cox                  Facsimile: (801) 753-7669
 Facsimile: (619) 232-9454

or such other address as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent or mailed.

     11.5 BINDING EFFECT. This Agreement and any amendment hereto, shall be binding upon the parties hereto, their successors, heirs, next of kin, executors, administrators, personal representatives, legal representatives, assignees, creditors, including receivers, and all other persons with notice or knowledge of the provisions hereof.

     11.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party hereto whose signature appears hereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     11.7 ENTIRE AGREEMENT. This Agreement, and any related agreement referred to herein, constitutes the entire agreement between the parties with respect to its subject matter and there are no representations, warranties or agreements between the parties which are not expressed herein. This Agreement supersedes and replaces all prior understandings and agreements between the parties hereto, whether written or oral, express or implied, with respect to its subject matter.

     11.8 AMENDMENTS. This Agreement may be amended or modified at any time or times only by unanimous written agreement of the parties.

     11.9   SEVERABILITY.   The provisions of this Agreement are independent of
and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, such court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable consistent with the intent of the parties hereto.

     11.10 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     11.11 ATTORNEYS' FEES. In any legal proceeding arising out of this Agreement, including with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and actual attorneys' fees. As used in this Agreement, "actual attorneys' fees" shall mean the full and actual cost of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual hourly fees charged by the attorneys performing such services.





                [The remainder of this page intentionally left blank.]

     11.12 CONSTRUCTION. The captions contained in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. The language of this Agreement shall be construed as to its fair meaning and not strictly for or against any party.


     IN WITNESS WHEREOF, each of the parties herein below stated has executed this Agreement as of the date and year first above written.

TERAGLOBAL:                             DESIGN ANALYSIS:

TERAGLOBAL COMMUNICATIONS CORP.,        DESIGN ANALYSIS ASSOCIATES,
A WYOMING CORPORATION                   INC., A UTAH CORPORATION

By:    /s/ Paul Cox                     By:    /s/ William Fletcher
   -------------------------------         --------------------------------
   Paul Cox, President                     William I. Fletcher, President

By:    /s/ Grant Holcomb                By:    /s/
   -------------------------------         --------------------------------
      Grant K. Holcomb, Secretary
                                           __________, Secretary



TGC ACQUISITION:                        SHAREHOLDER:

TGC ACQUISITION, INC.,
A CALIFORNIA CORPORATION                       /s/ William Fletcher
                                        -----------------------------------
                                        William I. Fletcher, and

By:     /s/ David Fann
   -------------------------------
   David Fann, President and Secretary         /s/ Kathy Fletcher
                                        -----------------------------------
                                        Kathy Fletcher, as Trustees of the
                                        William I. Fletcher Family Trust
                                        U/T/D ___________

                                     EXHIBIT 1.1

                                 AGREEMENT OF MERGER

     This Agreement of Merger is entered into between TGC Acquisition, Inc., a California corporation (herein "Surviving Corporation") and Design Analysis Associates, Inc., a Utah corporation (herein "Merging Corporation").

     1.     Merging Corporation shall be merged into Surviving Corporation.

     2. Each outstanding share of Merging Corporation shall be converted into 5,500 shares of TeraGlobal Communications Corp., parent of Surviving Corporation.

     3. The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

     4. Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

     5. The effect of the merger and the effective date of the merger are prescribed by law.

     6. Article I of the Articles of Incorporation of Surviving Corporation is amended to read as follows:

                                          I.
                     The name of the corporation is:

                     Design Analysis Associates, Inc.

     IN WITNESS WHEREOF the parties have executed this Agreement.



TGC ACQUISITION, INC., a California      DESIGN ANALYSIS ASSOCIATES, INC.,
corporation                              a Utah corporation

By:                                      By:
    --------------------------------         --------------------------------
       David Fann, President                   William I. Fletcher, President

By:                                      By:
    --------------------------------         --------------------------------
      David Fann, Secretary                                      , Secretary
                                             --------------------

                                     EXHIBIT 1.3

                                OFFICERS CERTIFICATES


                               CERTIFICATE OF APPROVAL
                                          OF
                                  ARTICLES OF MERGER


     William I. Fletcher and ____________, certify that:

     1. They are the President and the Secretary, respectively, of Design Analysis Associates, Inc., a Utah corporation.

     2. The Articles of Merger in the form attached was duly approved by the Board of Directors and shareholders of the corporation.

     3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

     4. There is only one class of shares and the number of shares outstanding is 200.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.


Date:  September ___, 1998

                                   ----------------------------------
                                   William I. Fletcher, President

                                   ----------------------------------
                                                   ,  Secretary
                                   ----------------

                               CERTIFICATE OF APPROVAL
                                          OF
                                  ARTICLES OF MERGER


     David Fann certifies that:

     1. He is the President and the Secretary, respectively, of TGC Acquisition, Inc., a California corporation.

     2. The Articles of Merger in the form attached was duly approved by the Board of Directors and shareholders of the corporation.

     3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

     4. There is only one class of shares and the number of shares outstanding is one.

     5. No vote of the shareholders of TeraGlobal Communications Corp., parent of the corporation, was required.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.


Date:  September ___, 1998

                                   ----------------------------------
                                   David Fann, President

                                   ----------------------------------
                                   David Fann, Secretary

                                     EXHIBIT 2.9

                         DESIGN ANALYSIS FINANCIAL STATEMENTS

                                   (See attached.)

                                     EXHIBIT 2.16

                                   LIST OF PERMITS

                                   (See attached.)

                                     EXHIBIT 2.17

                              LIST OF INSURANCE POLICIES

1. Property, General Liability and Inland Marine insurance with General Insurance Company of America.

2. Service and Technical Professional Liability Insurance with Evanston Insurance Company.

                                     EXHIBIT 2.18

                            LIST OF INTELLECTUAL PROPERTY

                                   (See attached.)

                                     EXHIBIT 2.20

                                EMPLOYEE BENEFIT PLANS

                                     EXHIBIT 2.22

                                   LIST OF CLIENTS

                                     EXHIBIT 2.23

                                LIST OF BANK ACCOUNTS

                                     EXHIBIT 7.7

                               NONCOMPETITION AGREEMENT


     This NONCOMPETITION AGREEMENT (the "Agreement") is made and effective as of September ___, 1998, by and between TeraGlobal Communication Corporation, a Wyoming corporation (the "Company") and William I. Fletcher ("Mr. Fletcher") and is made with reference to the following facts:

     A.     The Company and Mr. Fletcher, as one of the Trustees of the William
I. Fletcher Family Trust UTD October 12, 1998, together with Design Analysis Associates, Inc., a Utah corporation ("Design Analysis"), and TGC Acquisition, Inc., a California corporation and wholly-owned subsidiary of the Company, have entered into an Agreement of Merger dated September ____, 1998 (the "Merger Agreement"), pursuant to which Design Analysis will merge into the Company.

     B. The William I. Fletcher Family Trust UTD October 12, 1983, of which Mr. Fletcher is a Trustee, is the sole shareholder of Design Analysis.

     C. The Company is unwilling to enter into the Merger Agreement unless Mr. Fletcher agrees to enter into this Agreement and Mr. Fletcher will personally receive a benefit from the sale of Design Analysis.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, representations and warranties contained herein and in the Merger Agreement, the parties agree as follows:

     1.     NON-COMPETITION.   Except as an employee, consultant or shareholder
of the Company or any subsidiary, affiliate or parent entity of the Company (collectively, the "Company Entities"), Mr. Fletcher agrees that he will not at any time within the five (5) year period immediately following the date of this Agreement (the "Restricted Period"), directly or indirectly, in any territory in the United States or any foreign country in which any of the Company Entities is doing business or has actually investigated doing business or where the products of any of the Company Entities are sold:

            1.1 engage in, or have any interest in any person, firm, corporation, or business (whether individually or as an employee, officer, director, agent, shareholder, creditor, partner, consultant, holder of any beneficial interest or otherwise other than as a beneficial holder of not more than five percent (5%) of the outstanding voting stock of a company having at least 500 holders of voting stock) that engages in, the business of electrical or computer design, engineering or manufacturing or any other activity which is the same as, similar to, or competitive with any activity now engaged in by any of the Company Entities, as long as any of the Company Entities, or any transferee of all or substantially all of the assets or stock of any of the Company Entities ("Transferee") shall engage in this or similar activity;

            1.2 reveal any information regarding any of the Company Entities or their products or services which the Company Entities deem to be confidential;

            1.3 attempt to hire any person who is employed by any of the Company Entities, assist in the hiring by any other entity or person of any person who is at the time employed by any of the Company Entities or encourage any such employee to terminate his or her relationship with any of the Company Entities; or

            1.4 solicit or encourage any customer of any of the Company Entities to terminate its relationship with any of the Company Entities or to conduct with any other person any business that such customer conducts with any of the Company Entities.

     2. RIGHTS AND REMEDIES UPON BREACH. Mr. Fletcher recognizes and agrees that any violation of Section 1 may not be reasonably or adequately compensated in damages and that, if Mr. Fletcher commits a breach of, or threatens to commit a breach of, Section 1 above, the Company shall have the following rights and remedies, each of which shall be independent of the other and severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company in law or equity:

            2.1 INJUNCTION. The Company shall be entitled to permanent and temporary injunctive and equitable relief and, pending determination of any dispute with respect to such violation, no bond or security shall be required in connection therewith. Without limiting the generality of the foregoing, Mr. Fletcher specifically acknowledges that a showing by the Company of any breach of any provision of Section 1 shall constitute, for the purposes of all judicial determinations of the issue of injunctive relief, conclusive proof of all of the elements necessary to entitle the Company to interim and permanent injunctive relief against Mr. Fletcher with respect to such breach.

            2.2     SPECIFIC PERFORMANCE.  The Company shall be entitled to, and
Section 1 shall be enforceable by, a decree of specific performance. Without limiting the generality of the foregoing, Mr. Fletcher specifically acknowledges that a showing by the Company of any breach of any provision of Section 1 shall constitute, for the purposes of all judicial determinations of the issue of injunctive relief, conclusive proof of all of the elements necessary to entitle the Company to specific performance against Mr. Fletcher with respect to such breach.

     3. TERM. The term of this Agreement shall be equivalent to the Restricted Period as defined in Section 1.

     4.     GENERAL PROVISIONS.

            4.1 ASSIGNMENT. No rights under this Agreement shall be assignable nor duties delegable by either party, except that the Company may assign and delegate any of its rights and duties hereunder to a Transferee. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, their successors in interest and Transferees, any rights or remedies under or by reason of this Agreement unless expressly so stated to the contrary.

            4.2 CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of California, excluding such jurisdiction's principles of conflict of law.

            4.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be held to be invalid, illegal or unenforceable in any respect, such provision shall be curtailed, limited or eliminated only to the extent necessary to avoid or remove such invalidity, illegality or unenforceability, and as so modified shall be interpreted to achieve to the extent possible, the economic, business and other purposes of such provision, and as so modified, this Agreement shall remain in full force and effect.

            4.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

            4.5 ATTORNEYS' FEES. If an action is instituted to enforce any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover from the losing party its or his reasonable attorneys' fees and costs as set by the court.

            4.6 NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if such notice is in writing, delivered personally or sent by registered or certified mail, return receipt requested, addressed as follows:


To Mr. Fletcher:                        To the Company:

William I. Fletcher                     TeraGlobal Communications Corp.
75 West 100 South                       225 Broadway, Suite 1600
Logan, Utah 84321                       San Diego, CA 92101
                                        Attention:  President

     Notice shall be deemed given on the date of personal delivery or the date it is placed, postage prepaid, in a depository for United States Mail.

            4.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the non-competition of Mr. Fletcher. This Agreement supersedes all other agreements whether oral or in writing, hereto before made or existing between the Company and Mr. Fletcher relating to the non-competition of Mr. Fletcher. This Agreement may only be changed by an agreement in writing signed by the party against whom enforcement of any change, modification, extension, waiver or discharge is sought.

            4.8 WAIVER. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


THE COMPANY                                  MR. FLETCHER

TeraGlobal Communications Corp.,
a Wyoming corporation
                                             -------------------------------
                                             William I. Fletcher

By:
   ---------------------------------
      Paul Cox, President